Exhibit 99.1

AAON REPORTS SALES & EARNINGS
FOR THE FIRST QUARTER OF 2025

TULSA, Okla., April 30, 2025 - AAON, INC. (NASDAQ-AAON), a leader in high-performing, energy-efficient HVAC solutions that bring long-term value to customers and owners, today announced its results for the first quarter of 2025.

Gary Fields, CEO, stated, “We had a strong first quarter. Net sales, gross margin and earnings all experienced quarter-over-quarter improvement. Production of BASX-branded equipment made solid progress as we accelerated backlog conversion, utilizing all four of our major locations, including our new facility in Memphis. The resulting net sales of BASX-branded products for the quarter were up year-over-year 374.8%. Bookings for BASX-branded equipment were also strong, driven by demand for both our air-side and liquid cooling data center equipment, with total backlog at the end of the quarter up 83.9% from a year ago and up 18.4% from the end of last year.”

Fields continued, “Turning to AAON-branded equipment sales, we expected the weak book of orders throughout most of the fourth quarter last year was going to result in a soft first quarter. However, supply chain issues related to the new R454B refrigerant components exacerbated this dynamic, resulting in slower than anticipated production rates. On a positive note, we are beginning to see these supply chain issues abate as production at our vendors is beginning to catch up with our demand. Also, bookings of AAON-branded equipment in the first quarter experienced a strong rebound, reinforcing our belief that our competitive position on this side of the business is strengthening. The strong book of orders led to the backlog of AAON-branded equipment increasing to the highest level since the first quarter of 2023, up 44.9% year-over-year. This, along with the strength of BASX-branded bookings, led to a record total backlog of $1.0 billion, up year-over-year 83.9%.”

Fields concluded, “Gross margins were in line with our expectations, showing slight improvement from the fourth quarter. The sequential increase is due to both growth in BASX-branded sales and improved productivity at our Longview, Texas and Redmond, Oregon facilities, which is reflected in the margins at the AAON Coil Products and BASX segments, respectively. This was partially offset by weaker than expected margins at the AAON Oklahoma segment, which was impacted by the temporary supply chain issues associated with R454B refrigerant components.”

Net sales for the first quarter of 2025 increased 22.9% to $322.1 million, from $262.1 million in the first quarter of 2024. The year-over-year increase was driven by the BASX and AAON Coil Products segments, which realized growth of 138.9% and 287.8%, respectively. The growth was fueled primarily by the demand for BASX-branded air-side and liquid cooling data center equipment. Net sales at the AAON Oklahoma segment declined year-over-year 23.0%. The decline was attributed to a temporary lull in orders in the fourth quarter combined with temporary supply chains issues of R454B refrigerant components.

Gross profit margin in the quarter was 26.8%, down from 35.2% in the comparable quarter in 2024. The year-over-year contraction in gross margin was a result of lower production volumes at the AAON Oklahoma segment, partially offset by improved operational efficiencies at the AAON Coil Products and BASX segments.

SG&A expenses for the quarter ended March 31, 2025 have increased due to higher depreciation and amortization costs reflective of the investments in growth that have been made, along with increased technology related consulting expenses from the additional investments in technology, offset by a decrease in professional fees. Earnings per diluted share for the three months ended March 31, 2025, were $0.35, down 23.9% compared to earnings per diluted share in the first quarter of 2024.

Financial Highlights:	Three Months Ended March 31,		%
	2025	2024	Change
	(in thousands, except share and per share data)
GAAP Measures
AAON-Branded Products net sales	$189,493	$234,181	(19.1)%
BASX-Branded Products net sales	$132,561	$27,918	374.8%
Total net sales	$322,054	$262,099	22.9%
Gross profit	$86,364	$92,242	(6.4)%
Gross profit margin	26.8%	35.2%
Operating income	$35,111	$46,970	(25.2)%
Operating margin	10.9%	17.9%
Net income	$29,292	$39,016	(24.9)%
Earnings per diluted share	$0.35	$0.46	(23.9)%
Diluted average shares	83,351,536	84,044,670	(0.8)%

Non-GAAP Measures
Non-GAAP adjusted net income[1]	$31,135	$39,016	(20.2)%
Non-GAAP adjusted earnings per diluted share[1]	$0.37	$0.46	(19.6)%
Adjusted EBITDA[1]	$56,698	$60,484	(6.3)%
Adjusted EBITDA margin[1]	17.6%	23.1%
[1] This is a non-GAAP measure. See "Use of Non-GAAP Financial Measures" below for reconciliation to GAAP measure.

Backlog

	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands)
AAON-branded products	$403,863	$327,343	$278,636
BASX-branded products	623,006	539,747	279,807
	$1,026,869	$867,090	$558,443

Matt Tobolski, COO and President, stated, “Considering the size of the backlog at the end of the first quarter and the expected conversion rates of that backlog, we are positioned well entering the second quarter. For the AAON Oklahoma segment, bookings trends have been positive year-to-date, backlog is strong, and production rates are increasing. We expect production volumes at our Tulsa, Okla. facility to increase considerably over the next several months given demand and as supply chain constraints abate. This will help drive quarter-over-quarter improvements in AAON Oklahoma sales and margins, partially offset by costs associated with the ramp-up of production at the new Memphis, Tenn. facility. Backlog and bookings of BASX-branded equipment continue to strengthen, driven by the data center market. We continue making progress towards improving operational efficiencies at our Redmond, Oregon and Longview, Texas facilities, and we continue to expect to build on this progress throughout the year. This will drive robust year-over-year growth in the cumulative sales of our BASX and AAON Coil Products segments. In conclusion, while there are increased uncertainties with the second half of the year related to the macroeconomic environment, we are encouraged with the immediate near-term outlook and extremely excited with the long-term fundamentals of the business.”

As of March 31, 2025, the Company had cash, cash equivalents and restricted cash of $2.4 million and a balance on its revolving credit facility of $178.0 million. Rebecca Thompson, CFO and Treasurer, commented, “During the quarter, we increased our dividend 25.0% to $0.10 per quarter or $0.40 per annum. We also completed the repurchase of 371,139 shares for $30.0 million at an average price of $80.81 per share during the quarter. We have continued confidence in our ability to grow and plan to invest $220.0 million in 2025 as we stand up our new plant in Memphis, continue improvements in Longview and invest in back office automation and technology.”

Conference Call

The Company will host a conference call and webcast tomorrow at 9:00 a.m. EDT to discuss the first quarter of 2025 results and outlook. The conference call will be accessible via dial-in for those who wish to participate in Q&A as well as a listen-only webcast. The dial-in is accessible at 1-800-836-8184. To access the listen-only webcast, please register at https://app.webinar.net/ogbwqvorexv. On the next business day following the call, a replay of the call will be available on the Company’s website at https://aaon.com/investors.

About AAON

Founded in 1988, AAON is a global leader in HVAC solutions for commercial, industrial and data center indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable and custom-made equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. Its highly engineered equipment is sold under the AAON and BASX brands. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.aaon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in any forward-looking statements, see “Risk Factors” and “Forward Looking Statements” in AAON’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by AAON’s Quarterly Reports on Form 10-Q, and AAON’s Current Reports on Form 8-K.

Contact Information
Joseph Mondillo
Director of Investor Relations & Corporate Strategy
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands, except share and per share data)
Net sales	$322,054	$262,099
Cost of sales	235,690	169,857
Gross profit	86,364	92,242
Selling, general and administrative expenses	51,293	45,288
Gain on disposal of assets	(40)	(16)
Income from operations	35,111	46,970
Interest expense, net	(2,802)	(239)
Other income, net	174	77
Income before taxes	32,483	46,808
Income tax provision	3,191	7,792
Net income	$29,292	$39,016
Earnings per share:
Basic	$0.36	$0.48
Diluted	$0.35	$0.46
Cash dividends declared per common share:	$0.10	$0.08
Weighted average shares outstanding:
Basic	81,472,351	81,661,972
Diluted	83,351,536	84,044,670

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31, 2025	December 31, 2024
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$994	$14
Restricted cash	1,389	6,500
Accounts receivable, net	164,977	147,434
Income tax receivable	7,438	4,115
Inventories, net	198,852	187,420
Contract assets, net	188,656	135,421
Prepaid expenses and other	9,438	7,308
Total current assets	571,744	488,212
Property, plant and equipment, net	552,277	510,356
Intangible assets, net and goodwill	160,613	160,152
Right of use assets	14,751	15,436
Deferred tax assets	—	836
Other long-term assets	808	242
Total assets	$1,300,193	$1,175,234

Liabilities and Stockholders' Equity
Current liabilities:
Debt, short-term	$16,000	$16,000
Accounts payable	77,155	44,645
Accrued liabilities	97,041	99,347
Contract liabilities	16,421	14,913
Total current liabilities	206,617	174,905
Debt, long-term	236,417	138,891
Deferred tax liabilities	5,140	—
Other long-term liabilities	20,014	20,743
New market tax credit obligation	16,153	16,113
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 200,000,000 shares authorized, 81,348,131 and 81,436,594 issued and outstanding at March 31, 2025 and December 31, 2024, respectively	325	326
Additional paid-in capital	39,020	68,946
Retained earnings	776,507	755,310
Total stockholders' equity	815,852	824,582
Total liabilities and stockholders' equity	$1,300,193	$1,175,234

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Operating Activities	(in thousands)
Net income	$29,292	$39,016
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,943	13,437
Amortization of debt issuance costs	52	31
Amortization of right of use assets	25	12
Provision for credit losses on accounts receivable, net of adjustments	88	112
Provision for excess and obsolete inventories, net of write-offs	57	581
Share-based compensation	4,021	3,957
Other	(45)	(10)
Deferred income taxes	5,976	(740)
Changes in assets and liabilities:
Accounts receivable	(17,631)	28,334
Income taxes	(3,323)	8,221
Inventories	(11,489)	16,699
Contract assets	(53,235)	(5,387)
Prepaid expenses and other long-term assets	(2,703)	(4,349)
Accounts payable	21,625	(9,968)
Contract liabilities	1,508	2,770
Extended warranties	37	698
Accrued liabilities and other long-term liabilities	(2,412)	(1,044)
Net cash (used in) provided by operating activities	(9,214)	92,370
Investing Activities
Capital expenditures	(46,723)	(34,688)
Proceeds from sale of property, plant and equipment	40	16
Acquisition of intangible assets	(3,717)	(4,055)
Principal payments from note receivable	12	13
Net cash used in investing activities	(50,388)	(38,714)
Financing Activities
Borrowings of debt	235,925	115,130
Payments of debt	(138,411)	(153,458)
Proceeds from financing obligation, net of issuance costs	—	4,186
Payment related to financing costs	—	(417)
Stock options exercised	4,356	9,844
Repurchase of stock	(31,536)	—
Employee taxes paid by withholding shares	(6,768)	(3,041)
Cash dividends paid to stockholders	(8,095)	(6,556)
Net cash provided by (used in) financing activities	55,471	(34,312)
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,131)	19,344
Cash, cash equivalents and restricted cash, beginning of period	6,514	9,023
Cash, cash equivalents and restricted cash, end of period	$2,383	$28,367

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance as they are used by management to better understand operating performance. Since adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures and are susceptible to varying calculations, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin, as presented, may not be directly comparable with other similarly titled measures used by other companies.

Non-GAAP Adjusted Net Income

The Company defines non-GAAP adjusted net income as net income adjusted for any infrequent events, such as litigation settlements, net of profit sharing and tax effect, in the periods presented.

The following table provides a reconciliation of net income (GAAP) to non-GAAP adjusted net income for the periods indicated:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income, a GAAP measure	$29,292	$39,016
Memphis incentive fee[1]	2,700	—
Profit sharing effect[2]	(230)	—
Tax effect	(627)	—
Non-GAAP adjusted net income	$31,135	$39,016
Non-GAAP adjusted earnings per diluted share	$0.37	$0.46
[1]The incentive fee relates to fees payable to our real estate broker associated with the acquisition of our Memphis, Tenn. plant for a percentage of the incentives awarded to us by various entities.
[2]Profit sharing effect of the Memphis incentive fee in the respective period.

EBITDA

EBITDA (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations. The Company defines EBITDA as net income, plus (1) depreciation and amortization, (2) interest expense (income), net and (3) income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP. EBITDA margin is defined as EBITDA as a percentage of net sales.

The Company’s EBITDA measure provides additional information which may be used to better understand the Company’s operations. EBITDA is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. EBITDA, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.

Adjusted EBITDA is calculated as EBITDA adjusted by items in non-GAAP adjusted net income, above, except for taxes, as taxes are already excluded from EBITDA.

The following table provides a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the periods indicated:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income, a GAAP measure	$29,292	$39,016
Depreciation and amortization	18,943	13,437
Interest expense, net	2,802	239
Income tax expense	3,191	7,792
EBITDA, a non-GAAP measure	$54,228	$60,484
Memphis incentive fee[1]	2,700	—
Profit sharing effect[2]	(230)	—
Adjusted EBITDA, a non-GAAP measure	$56,698	$60,484
Adjusted EBITDA margin	17.6%	23.1%
[1]The incentive fee relates to fees payable to our real estate broker associated with the acquisition of our Memphis, Tenn. plant for a percentage of the incentives awarded to us by various entities.
[2]Profit sharing effect of the Memphis incentive fee in the respective period.